EXHIBIT 23.3

CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Natus Medical Incorporated

San Carlos, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 4, 2005, relating to the consolidated financial statements and schedule of Natus Medical Incorporated appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

San Francisco, California

April 20, 2006